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                                                                     EXHIBIT 5.1

                       Opinion of Shefsky & Froelich Ltd.



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                                                                   009188-10018

                                December 30, 2003



Universal Automotive Industries, Inc.
11859 S. Central Avenue
Alsip, Illinois 60803

               RE:  UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 17,808,420 shares of the Company's common stock, par value $0.01 (the "Shares"), which are being offered by the Company in connection with the exercise of warrants (the "Warrants") to purchase up to 2,855,000 Shares, up to 13,716,000 Shares in connection with the conversion of convertible promissory notes (the "Notes"), up to 1,200,000 Shares in connection with the conversion of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and the sale of 37,500 Shares by a selling shareholder. The Company issued some of the Warrants to a variety of individuals and entities as partial compensation for their services and the remainder of the Warrants to investors in connection with their purchase of the Notes. The Company issued the Notes to investors in connection with an offering that included the Notes and some of the Warrants. The Company issued 37,500 Shares to a single investor. All of the Shares will be offered and sold on behalf of the selling shareholders identified in the Registration Statement. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth

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herein. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that 37,500 of the Shares are and the remaining Shares, when issued in accordance with the terms of the Warrants, the Notes and the Series B Preferred Stock and for the consideration set forth therein, will be, validly issued, fully-paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,

                                        /s/ Shefsky & Froelich Ltd.

                                        SHEFSKY & FROELICH LTD.



DBO/PTJ/JRA/tlh